                                                                    Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the quarterly report of SiriCOMM, Inc. (the
"Company") on Form 10-QSB for the period ending March 31, 2006 as filed with the
Securities and Exchange Commission on May 22, 2006 (the "Report"), I, Henry P.
Hoffman, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C.
ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

         (1)      The Report fully complies with the requirements of section
                  13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2)      The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Henry P. Hoffman
Henry P. Hoffman
Chief Executive Officer
May 22, 2006

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange
Commission or its staff upon request.